EXHIBIT 23



Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement
No. 333-38839,  Registration Statement No. 333-21677,
Registration Statement No. 333-47681, Registration
Statement 33-64231, Registration Statement No. 33-79326,
Registration Statement No. 33-77784, Registration Statement
No. 333-53847 and Registration Statement No. 333-53819.




                                      /s/  ARTHUR ANDERSEN LLP




Washington, D.C.
August 31, 1998